Exhibit 99.1

Entegris Reports Second Quarter Results

Operating loss narrows on 40 percent sequential sales increase and lower costs

CHASKA (Minneapolis), Minn., July 22, 2009 – Entegris, Inc. (Nasdaq: ENTG) today reported its financial results for the fiscal second quarter ended June 27, 2009.

The Company recorded second-quarter sales of $82.6 million and a net loss of $22.5 million, or $0.20 per share. These results included amortization of intangible assets of $4.9 million and restructuring charges of $5.5 million. The company reported sales of $59.0 million in the first quarter ended March 29, 2009 and sales of $147.9 million in the second quarter a year ago.

Gideon Argov, president and chief executive officer, said: “Our second-quarter results rebounded sharply from the severely depressed levels we experienced in the first quarter of this year, driven primarily by increased demand for our unit-driven liquid filtration and wafer shipping products used in the manufacturing of semiconductors and other electronics products.

“The higher sales, combined with the permanent and temporary cost reductions we implemented in the first quarter, contributed to a significant narrowing of our second-quarter operating loss. Our EBITDA loss for purposes of our bank covenants improved from $15.9 million in the first quarter to $4.3 million in the second quarter and was well below the $45 million cumulative EBITDA loss allowed for under our bank covenants. We expect that with current business trends we are in the position to generate positive EBITDA beginning in the third quarter,” Argov said.

In the second quarter, total funded debt was $151.7 million, reflecting a decrease of $13.4 million from the first quarter. The Company’s ending cash balance was $84.1 million.

Segment Information (table of results contained at the end of this release)

Contamination Control Solutions sales increased 39 percent sequentially from the first quarter of 2009. The growth reflected increased demand for liquid filtration products and chemical containers, which was driven by increased semiconductor fab utilization rates, particularly in Asia.

Microenvironments product sales increased 78 percent sequentially from the first quarter of 2009. The growth was primarily due to improved demand for wafer shippers needed to support increased production in the semiconductor industry.

Entegris Specialty Materials sales decreased 12 percent sequentially from the first quarter of 2009. The decline related to softening in the non-semiconductor portions of the Entegris Specialty Materials business, which are sensitive to broader industrial market demand trends that have lagged the second-quarter upturn in the unit-driven semiconductor business.

Second-Quarter Results Conference Call Details

Entegris will hold a conference call to discuss its results for the second quarter on Wednesday, July 22, 2009, at 9:00 a.m. Eastern Time. Participants should dial 1-866-290-0920 (for domestic callers) or 1-913-312-0720 (for callers outside the U.S.). A replay of the call can be accessed at 1-719-457-0820 using passcode 4554427. A webcast of the call can also be accessed from the investor relations section of Entegris’ website at www.entegris.com.

ABOUT ENTEGRIS

Entegris is a leading provider of a wide range of products for purifying, protecting and transporting critical materials used in processing and manufacturing in the semiconductor and other high-tech industries. Entegris is ISO 9001 certified and has manufacturing, customer service and/or research facilities in the United States, China, France, Germany, Israel, Japan, Malaysia, Singapore, South Korea and Taiwan. Additional information can be found at www.entegris.com.

Forward-Looking Statements

Certain information contained in this press release may constitute forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. These forward-looking statements are based on current management expectations only as of the date of this press release, and involve substantial risks and uncertainties that could cause actual results to differ materially from the results expressed in, or implied by, these forward-looking statements. Statements that include such words as “anticipate,” “believe,” “estimate,” “expect,” “forecast,” “may,” “will,” “should” or the negative thereof and similar expressions as they relate to Entegris or our management are intended to identify such forward-looking statements. These statements are not guarantees of future performance and involve risks, uncertainties and assumptions that are difficult to predict. These risks include, but are not limited to, fluctuations in the market price of Entegris’ stock, Entegris’ future operating results, other acquisition and investment opportunities available to Entegris, general business and market conditions and other factors. Additional information concerning these and other risk factors may be found in previous financial press releases issued by Entegris and Entegris’ periodic public filings with the Securities and Exchange Commission, including discussions appearing under the headings “Risks Relating to our Business and Industry,” “Manufacturing Risks,” “International Risks,” and “Risks Related to Securities Markets and Ownership of Our Securities” in Item 1A of our Annual Report on Form 10–K for the fiscal year ended December 31, 2008, as well as other matters and important factors disclosed previously and from time to time in the filings of Entegris with the U.S. Securities and Exchange Commission. Except as required under the federal securities laws and the rules and regulations of the Securities and Exchange Commission, we undertake no obligation to update publicly any forward-looking statements contained herein.

Entegris, Inc. and Subsidiaries

Condensed Consolidated Statements of Operations

(In thousands, except per share data)

(Unaudited)

	Three months ended
	June 27, 2009	June 28, 2008	March 29, 2009
Net sales	$82,576	$147,947	$59,038
Cost of sales	58,846	88,060	49,955
Amortization of acquired inventory step-up to fair value	—	—	4,065

Gross profit	23,730	59,887	5,018
Selling, general and administrative expenses	25,685	37,105	29,721
Engineering, research and development expenses	7,843	10,362	8,904
Amortization of intangible assets	4,931	4,552	4,981
Restructuring charges	5,452	—	4,634

Operating (loss) income	(20,181)	7,868	(43,222)
Interest expense (income), net	2,577	81	1,847
Other (income) expense, net	1,537	249	(5,222)

(Loss) income before income taxes	(24,295)	7,538	(39,847)
Income tax (benefit) expense	(2,252)	2,021	(2,598)
Equity in net loss (earnings) of affiliates	449	(8)	496

(Loss) income from continuing operations	(22,492)	5,525	(37,745)
Loss from discontinued operations, net of taxes	—	(592)	—

Net (loss) income	$(22,492)	$4,933	$(37,745)

Basic (loss) income per common share:
Continuing operations	$(0.20)	$0.05	$(0.34)
Discontinued operations	—	(0.01)	—
Net (loss) income per common share	$(0.20)	$0.04	$(0.34)
Diluted (loss) income per common share:
Continuing operations	$(0.20)	$0.05	$(0.34)
Discontinued operations	—	(0.01)	—
Net (loss) income per common share	$(0.20)	$0.04	$(0.34)
Weighted average shares outstanding:
Basic	112,694	114,382	112,348
Diluted	112,694	114,865	112,348

Entegris, Inc. and Subsidiaries

Condensed Consolidated Statements of Operations

(In thousands, except per share data)

(Unaudited)

	Six months ended
	June 27, 2009	June 28, 2008
Net sales	$141,614	$296,174
Cost of sales	108,801	172,299
Amortization of acquired inventory step-up to fair value	4,065	—

Gross profit	28,748	123,875
Selling, general and administrative expenses	55,406	80,427
Engineering, research and development expenses	16,747	20,863
Amortization of intangible assets	9,912	9,639
Restructuring charges	10,086	—

Operating (loss) income	(63,403)	12,946
Interest expense (income), net	4,425	68
Other (income) expense, net	(3,686)	876

(Loss) income before income taxes	(64,142)	12,002
Income tax (benefit) expense	(4,850)	3,415
Equity in net loss (earnings) of affiliates	945	(146)

(Loss) income from continuing operations	(60,237)	8,733
Loss from discontinued operations, net of taxes	—	(935)

Net (loss) income	$(60,237)	$7,798

Basic (loss) income per common share:
Continuing operations	$(0.54)	$0.08
Discontinued operations	—	$(0.01)
Net (loss) income per common share	$(0.54)	$0.07
Diluted (loss) income per common share:
Continuing operations	$(0.54)	$0.08
Discontinued operations	—	$(0.01)
Net (loss) income per common share	$(0.54)	$0.07
Weighted average shares outstanding:
Basic	112,521	115,075
Diluted	112,521	115,560

Entegris, Inc. and Subsidiaries

Condensed Consolidated Balance Sheets

(In thousands)

(Unaudited)

	June 27, 2009	December 31, 2008
ASSETS
Cash and cash equivalents	$84,066	$115,033
Accounts receivable	58,863	70,535
Inventories	81,924	102,189
Deferred tax assets, deferred tax charges and refundable income taxes	11,862	14,661
Other current assets and assets held for sale	8,476	10,710

Total current assets	245,191	313,128

Property, plant and equipment, net	146,393	159,738

Intangible assets	83,258	93,139
Deferred tax assets – non-current	12,397	13,315
Other assets	19,508	18,504

Total assets	$506,747	$597,824

LIABILITIES AND SHAREHOLDERS’ EQUITY
Current maturities of long-term debt	17,090	$13,166
Short-term borrowings	4,183	—
Accounts payable	18,242	21,782
Accrued liabilities	30,665	36,971
Income tax payable and deferred tax liabilities	7,161	7,437

Total current liabilities	77,341	79,356

Long-term debt, less current maturities	130,394	150,516
Other liabilities	25,242	31,782
Shareholders’ equity	273,770	336,170

Total liabilities and shareholders’ equity	$506,747	$597,824

Entegris, Inc. and Subsidiaries

Condensed Consolidated Statements of Cash Flows

(In thousands)

(Unaudited)

	Three months ended		Six months ended
	June 27, 2009	June 28, 2008	June 27, 2009	June 28, 2008
Operating activities:
Net (loss) income	$(22,492)	$4,933	$(60,237)	$7,798
Adjustments to reconcile net (loss) income to net cash used in operating activities:
Loss from discontinued operations	—	592	—	935
Depreciation	7,903	6,084	16,173	12,300
Amortization	4,931	4,552	9,912	9,639
Stock-based compensation expense	2,369	2,323	4,179	4,223
Charge for fair value mark-up of acquired inventory	—	—	4,065	—
Other	(2,474)	3,022	1,997	4,451
Changes in operating assets and liabilities, excluding effects of acquisitions:
Trade accounts receivable and notes receivable	(6,381)	5,511	9,786	8,130
Inventories	9,855	2,467	11,450	(345)
Accounts payable and accrued liabilities	(1,595)	1,648	(4,429)	(4,091)
Income taxes payable and refundable income taxes	9,693	340	3,840	(12,222)
Other	1,404	(1,098)	(3,068)	(837)

Net cash provided by (used in) operating activities	3,213	30,374	(6,332)	29,981

Investing activities:
Acquisition of property and equipment	(2,459)	(5,226)	(10,399)	(11,795)
Purchase of equity investment	—	(2,982)	—	(10,982)
Other	185	829	236	919

Net cash used in investing activities	(2,274)	(7,379)	(10,163)	(21,858)

Financing activities:
Payments on short-term borrowings and long-term debt	(139,018)	(14,523)	(306,951)	(19,298)
Proceeds from short-term and long-term borrowings	125,000	—	296,510	—
Repurchase and retirement of common stock	—	(12,308)	—	(24,403)
Issuance of common stock	—	466	570	2,186
Payments for debt issuance costs	(36)	(13)	(3,500)	(622)

Net cash used in financing activities	(14,054)	(26,378)	(13,371)	(42,137)

Net cash provided by discontinued operations	—	1,061	—	394

Effect of exchange rate changes on cash	1,731	(4,163)	(1,101)	5,373

Decrease in cash and cash equivalents	(11,384)	(6,485)	(30,967)	(28,247)
Cash and cash equivalents at beginning of period	95,450	138,893	115,033	160,655

Cash and cash equivalents at end of period	$84,066	$132,408	$84,066	$132,408

Entegris, Inc. and Subsidiaries

Segment Information

(In thousands)

(Unaudited)

	Three Months Ended
	June 27, 2009	June 28, 2008	March 29, 2009
Net Sales
Contamination Control Solutions	$47,541	$87,262	$34,287
Microenvironments	26,176	58,691	14,682
Entegris Specialty Materials	8,859	1,994	10,069
Total	$82,576	$147,947	$59,038

	Three Months Ended
	June 27, 2009	June 28, 2008	March 29, 2009
Segment (loss) profit
Contamination Control Solutions	$3,181	$20,584	$(8,259)
Microenvironments	(155)	10,651	(10,048)
Entegris Specialty Materials	(1,047)	683	617
Amortization of intangibles, restructuring and other charges, and unallocated expense	(22,160)	(24,050)	(25,532)
Operating (loss) income	$(20,181)	$7,868	$(43,222)

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